UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (February 3, 2025)

Month 1, 2025

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way
Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

(330) 796-2121

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 3, 2025, The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), completed the previously announced sale of its off-the-road tire business (the “Business”) to The Yokohama Rubber Company, Limited, a Japanese company (kabushiki kaisha) (the “Buyer”) for a gross cash consideration of approximately $905 million, subject to certain customary adjustments in accordance with the terms of the Share and Asset Purchase Agreement (the “Purchase Agreement”) dated as of July 22, 2024, by and between the Company and the Buyer (the “Transaction”). The Transaction includes the sale of all of the outstanding interests in the Company’s wholly owned subsidiaries, Nippon Giant Tire Company Ltd. and Goodyear Earthmover Pty. Limited, as well as the transfer of certain related assets and liabilities of the Business throughout the world. In connection with the closing of the Transaction, the Company and the Buyer have entered into certain ancillary commercial agreements, including a transition services agreement and a product supply agreement pursuant to which the Company will continue to provide certain support services for a period of up to eighteen months and manufacture certain off-the-road tires for the Buyer at certain of the Company’s manufacturing locations for a period of up to five years, respectively.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which was filed with the Securities and Exchange Commission on November 5, 2024 as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b) The unaudited pro forma condensed consolidated financial information of the Company giving effect to the sale of the Business will be filed within four business days by an amendment to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit	Description

99.1	News Release of The Goodyear Tire & Rubber Company, dated February 3, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: February 3, 2025	By:	/s/ Daniel T. Young
Daniel T. Young
Secretary